Exhibit 3.19

SECRETARY OF THE STATE OF CONNECTICUT

MAILING ADDRESS: COMMERCIAL RECORDING DIVISION, CONNECTICUT SECRETARY OF THE STATE, P.O. BOX 150470, HARTFORD, CT 08115-0470

DELIVERY ADDRESS: COMMERCIAL RECORDING DIVISION, CONNECTICUT SECRETARY OF THE STATE, 30 TRINITY STREET, HARTFORD, CT 08108

PHONE: 860-509-6003	WEBSITE: www.concord-sots.ct.gov

ARTICLES OF ORGANIZATION

LIMITED LIABILITY COMPANY - DOMESTIC

C.G.S. §§34-120; 34-121	FILING #0005032742 PG 01 OF 02 VOL B-01897
USE INK. COMPLETE ALL SECTIONS. PRINT OR TYPE. AT	FILED 01/30/2014 02:19 PM PAGE 02165
SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

FILING PARTY (CONFIRMATION WILL BE SENT TO)
MAKE CHECKS PAYABLE TO “SECRETARY
OF THE STATE”
NAME:	Jennifer D. Arasimowicz, Esq.
ADDRESS:	FuelCell Energy, Inc.
3 Great Pasture Road
CITY:	Danbury
STATE:	CT	ZIP: 06810

1. NAME OF LIMITED LIABILITY COMPANY - REQUIRED: (MUST INCLUDE BUSINESS DESIGNATION I.E. LLC, L.L.C., ETC.)
UB Fuel Cell, LLC

2. DESCRIPTION OF BUSINESS TO BE TRANSACTED OR PURPOSE TO BE PROMOTED - REQUIRED:
ATTACH 81/2 X 11 SHEETS IF NECESSARY.

engage in any lawful act or activity for which a limited liability company may be formed under the Connecticut Limited Liability Company Act

3. LLC’S PRINCIPAL OFFICE ADDRESS - REQUIRED: (NO P.O. BOX) PROVIDE FULL ADDRESS, “SAME AS ABOVE” NOT ACCEPTABLE.
ADDRESS:	c/o FuelCell Energy, Inc.
3 Great Pasture Road
CITY:	Danbury
STATE:	CT	ZIP: 06810

4. MAILING ADDRESS, IF DIFFERENT THAN #3; PROVIDE FULL ADDRESS. “SAME AS ABOVE” NOT ACCEPTABLE.
ADDRESS:	Same as above
CITY:
STATE:	ZIP:

5. APPOINTMENT OF STATUTORY AGENT FOR SERVICE OF PROCESS - REQUIRED: (COMPLETE A OR B NOT BOTH)
☐ A. IF AGENT IS AN INDIVIDUAL.
PRINT OR TYPE FULL-LEGAL NAME:

BUSINESS ADDRESS	CONNECTICUT RESIDENCE ADDRESS
(P.O. BOX NOT ACCEPTABLE) IF NONE, MUST STATE “NONE”	(P.O. BOX NOT ACCEPTABLE)

ADDRESS:	ADDRESS:

CITY:	CITY:
STATE:	STATE:
ZIP:	ZIP:

SIGNATURE ACCEPTING APPOINTMENT:

FORM LC-1-1.0

Rev. 1/11/2011

FILING #0005032742 PG 02 OF 02 VOL B-01897
FILED 01/30/2014 02:19 PM PAGE 02166
SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

☒ B. IF AGENT IS A BUSINESS:
PRINT OR TYPE NAME OF BUSINESS AS IT APPEARS ON OUR RECORDS:

C T Corporation System

CT BUSINESS ADDRESS (P.O.BOX UNACCEPTABLE)

ADDRESS:	One Corporate Center
CITY:	Hartford
STATE:	CT	ZIP: 06103-3220

SIGNATURE ACCEPTING APPOINTMENT ON BEHALF OF AGENT:
/s/ [ILLEGIBLE]

PRINT NAME & TITLE OF PERSON SIGNING:

Jeffrey Kagan Asst Sec

6. MANAGER OR MEMBER INFORMATION REQUIRED: (MUST LIST AT LEAST ONE MANAGER OR MEMBER OF THE LLC.)
ATTACH 81/2 X 11 SHEETS IF NECESSARY.

BUSINESS ADDRESS
		(No. P.O Box)	RESIDENCE ADDRESS:
NAME	TITLE	IF NONE. MUST STATE “NONE”	(No. P.O Box)
FUELCELL ENERGY, INC.	MEMBER	3 GREAT PASTURE ROAD
DANBURY, CT 06810

7. MANAGEMENT - PLACE A CHECK NEXT TO THE FOLLOWING STATEMENT ONLY IF IT APPLIES

☐ MANAGEMENT OF THE LIMITED LIABILITY COMPANY SHALL BE VESTED IN A MANAGER OR MANAGERS

8. EXECUTION: (SUBJECT TO PENALTY OF FALSE STATEMENT)

DATED THIS 30th DAY OF JANUARY, 2014

NAME OF ORGANIZER
(PRINT OR TYPE)	SIGNATURE

FuelCell Energy, Inc., as Member
Michael S. Bishop, as Senior Vice President, CFO, Corp.
Secretary and Treasurer of Fuelcell Energy, Inc.	/s/ [ILLEGIBLE]

AN ANNUAL REPORT WILL BE DUE YEARLY IN THE ANNIVERSARY MONTH THAT THE ENTITY WAS FORMED/REGISTERED AND CAN BE EASILY FILED ONLINE @ www.concord-sots.ct.gov

CONTACT YOUR TAX ADVISOR OR THE TAXPAYER SERVICE CENTER AT THE DEPARTMENT Of REVENUE SERVICES AS TO ANY POTENTIAL TAX LIABILITY RELATING TO YOUR BUSINESS, INCLUDING QUESTIONS ABOUT THE-BUSINESS ENTITY TAX.

TAXPAYER SERVICE CENTER: (800) 382-9463 OR (860) 297-5962 OR GO TO www.ct.gov/drs

STATE OF CONNECTICUT }	SS. HARTFORD
OFFICE OF THE SECRETARY OF THE STATE

I hereby certify that this is a true copy of record in this Office

In Testimony whereof, I have hereunto set my hand, and affixed the Seal of said State, at Hartford, this 30th day of January A.D. 2014

/s/ [ILLEGIBLE]
SECRETARY OF THE STATE